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                                                                    EXHIBIT 99.1


              BANCORPSOUTH EXPANDS ALABAMA AND ARKANSAS FRANCHISES


     -    ANNOUNCES ENTRY INTO FAYETTEVILLE, ARKANSAS AND GULF SHORES, ALABAMA
     - NEW LOAN PRODUCTION OFFICES PROVIDE ENTRY INTO DYNAMIC NORTHWEST ARKANSAS AND ALABAMA GULF COAST AREA


     TUPELO, Miss. -- BancorpSouth, Inc. (NYSE: BXS) subsidiary BancorpSouth Bank announced today that it is expanding its presence in Alabama and Arkansas with recent openings of loan production offices in Gulf Shores, Alabama located on the Alabama Gulf Coast in Baldwin County, and in Fayetteville, Arkansas located in Washington County in Northwest Arkansas. The loan production offices will specialize in commercial real estate lending, real estate construction and residential mortgage lending.

     BancorpSouth Chairman Aubrey B. Patterson said, "We have been watching the Northwest Arkansas market grow and exploring opportunities to enter this attractive market. Similarly, the Gulf Coast area of Alabama has a thriving economy and great potential for BancorpSouth's community banking style of services. We have veteran bankers in both areas who bring to us in-depth financial service experience and a working knowledge of these markets. When appropriate, we will seek approval from banking regulators for full-service operations so we can offer a complete range of integrated retail and commercial financial services in these markets."

     Jim Kelley, BancorpSouth President and Chief Operating Officer said, "We already have 59 banking locations in 30 Arkansas cities and communities with over $1.9 billion in deposits including a major presence in and around the Fort Smith area. It seems logical to expand into one of Northwest Arkansas's fastest growing MSAs. Fayetteville has a thriving commercial/retail sector and a diversified industrial base." Robin Simpson, Vice President of BancorpSouth Bank and an experienced commercial lender in Fort Smith will direct BancorpSouth's Northwest Arkansas banking operations, which will be part of the bank's Fort Smith Division that is managed by Division President Jim Patridge.

     BancorpSouth and American State Bank Corporation of Jonesboro, Arkansas, recently finalized their merger, giving BancorpSouth an established presence in Northeast Arkansas.

     "The Alabama loan production office gives BancorpSouth a presence in the fast-growing Gulf Coast area east of Mobile. This area reflects, among other factors, the migration of new, year-round residents, as well as seasonal tourists to the region. This market entry is a natural extension of BancorpSouth's Ocean Springs, Biloxi and Gulfport, Mississippi locations just to the west," said BancorpSouth Chairman Aubrey Patterson.

     BancorpSouth's current Alabama franchise includes 20 full-service branch locations in 14 Alabama cities and communities, including the Birmingham metropolitan market, Guntersville and the surrounding area, the Opelika/Auburn area and locations south of Montgomery. BancorpSouth Bank's Alabama Regional President, Byrd Williams, said, "We are pleased to have veteran banker Philip R. Webb directing our Baldwin County banking operations. Philip has served in numerous management capacities in his 30+ years of financial services experience, including five years in the Baldwin County area."

     Headquartered in Tupelo, Mississippi, BancorpSouth is an $11.5 billion asset banking company that operates 271 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas, with 272 ATMs and a





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staff of approximately 4,000 full-time employees. BancorpSouth and its subsidiaries provide, in addition to traditional banking services, mortgage origination and servicing, student loans, leasing, credit card, trust and fiduciary services, brokerage, investment and insurance services.


Forward Looking Statements:

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "foresee," "may," "might," "will," "intend," "could," "would" or "plan," or future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the specialization of the new loan production offices, the pursuit of regulatory approval for full-service operations in the new markets and the appointment of new bank officers to direct operations.

We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, the ability of BancorpSouth to fund growth with lower cost liabilities, the ability of BancorpSouth to provide and market competitive services and products, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to expand geographically and enter fast-growing markets, changes in consumer preferences, changes in BancorpSouth's operating or expansion strategy, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth's borrowers to repay loans, changes in laws and regulations affecting financial institutions, the ability of BancorpSouth to identify and effectively integrate potential acquisitions, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, geographic concentrations of BancorpSouth's assets, the ability of BancorpSouth to compete with other financial services companies, possible adverse rulings, judgments, settlements and other outcomes of pending or threatened litigation or tax assessments, other factors generally understood to affect the financial condition or results of financial services companies and other factors detailed from time to time in BancorpSouth's press releases and filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.